                                                                Exhibit 23(p)(3)

                                CODE OF ETHICS
                                --------------

Swiss Stock Portfolio

The above shall be referred to as the "Portfolio".

                                    Summary

WHO IS COVERED?

 .  Access Persons, consisting of any officer, supervisor or Advisory Person (as
   ---------------
   defined below) of the Portfolio or the investment manager, Julius Baer Investment Management Inc. ("JBIMI").

 . Disinterested Supervisors of the Portfolio and officers of the Portfolio other than an officer of the Portfolio employed by the manager are generally not covered persons.

WHICH ACCOUNTS ARE RESTRICTED?

 .  Personal accounts of Access Persons.

 . Any account in which an Access Person has any "direct or indirect beneficial interest":

   .  Accounts in which an Access Person is a beneficiary

   . Accounts held by immediate family members of an Access Person sharing the same household.

   . Accounts from which an Access person derives an indirect pecuniary interest (e.g., interest in certain trusts)

   .  Accounts in which the Portfolio Manager has discretionary access.

 . Any accounts managed by a covered person (e.g., as trustee) or to whom a covered person gives investment or voting advice.

WHAT TYPES OF "SECURITIES" ARE COVERED?

 .  Broadly defined, including options, futures and other derivative instruments.

 . Includes "related" securities such as warrants, rights and convertible securities, whose prices would tend to be affected by changes in the prices of the other securities.

 .  Does not include U.S. government securities, commercial paper, bank CDs,
        ---
   bankers' acceptances and other high quality short-term debt instruments, securities issued by member governments of the Organization for Economic Co-Operation and Development (the "OECD") and shares of open-end registered investment companies (except, in the case of a Portfolio Manager, shares of a mutual fund managed by him/her).

WHICH ACTIVITIES ARE RESTRICTED?

Without prior approval, the following restrictions apply:
----------------------

   .  Portfolio Managers:

      For accounts with respect to which the Portfolio Manager has discretion, transactions are to be executed at the same time as purchases and sales of securities in the Portfolio ("Portfolio securities").

      For personal accounts a 14-day blackout period will apply. The Portfolio Manager may not buy or sell the same security seven calendar days before or after Portfolio securities are purchased or sold.

   .  Investment Personnel:

      1.  No IPO Investments.
      --  -------------------

      2.  No Investments in Private Placements.
      --  -------------------------------------

      3.  No Short-Term Trading. Profits on securities held by Investment
      --  ----------------------
          Personnel for less than 60 calendar days that are also held through the Portfolio (or, subject to the 14-day blackout period described above, such lesser period as held by a Fund) must be disgorged.

      4.  No Directorships of publicly-traded companies.
      --  ----------------

   .  Access Persons:

      1.  No Front-Running.  No purchases or sales if the security is being
          -----------------
          considered for purchase or sale in the Portfolio.

      2.  Failure to Disclose Interest.  No transaction can be recommended by an
          ----------------------------
          Access Person unless that Access Person discloses any interest of the Access Person in the security or the issuer.

      3.  No Gifts or other Preferential Treatment (except those of de minimus
          ----------------------------------------
          value - currently $100).

   THE FOLLOWING WILL BE EXEMPT FROM THE CODE:

   1. Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

   2. Purchases or sales that are non-volitional on the part of the Covered Person;

   3.  Purchases that are part of an automatic dividend reinvestment plan;

   4. Purchases or sales of U.S. Government securities, commercial paper, bank CDs, banker's acceptances and other high quality short-term debt investments, securities issued by member governments of the OECD and shares of open-end registered investment companies;

   5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

   THE FOLLOWING WILL BE EXEMPT FROM THE CODE'S
   PRE-CLEARANCE PROVISIONS:

   1. Any transaction, or series of related transactions during the course of a calendar quarter, involving an aggregate of not more than ten options or ten futures contracts, as the case may be, provided that the aggregate amount of initial margin (in the case of futures contracts) and option premiums (in the case of options on futures, securities or securities indexes) payable with respect to any one underlying security or security index, as the case may be, does not exceed $10,000;

   2. A purchase or sale transaction in a security which, when combined with all transactions in that security or related securities during the course of a calendar quarter, does not exceed $10,000;

   3. Purchases or sales during the course of a calendar quarter of 1,000 shares or less of an issuer with in excess of $1 billion market capitalization and average daily reported volume of trading exceeding 100,000 shares;

WHAT ARE THE PROCEDURES FOR PRECLEARANCE AND POST
TRADING COMPLIANCE?

The following procedures apply to all Covered Persons:
                                  ---

   1.  Preclearance of trades.

       .  Approval will be valid for 48 hours.

       . Preclearance is generally not required for non-interested supervisors of the Portfolio or officers of the Portfolio who are not employed by the investment manager or an affiliate thereof.

       .  Preclearance is to be done by the Designated Supervisory Person

   2.  Post Trading Compliance
       -----------------------

       . All Covered Persons must certify annually that they have read and understand the Code of Ethics.

       . Initial Holdings Reports must be submitted by Covered Persons within 10 days of becoming a Covered Person detailing all securities in which the Covered Person has a beneficial interest.

       . Quarterly Reports must be submitted by Covered Persons within 10 days after the end of a calendar quarter detailing all securities transactions which are not otherwise reported in which a Covered Person has a beneficial interest.

       . Annual Holdings Reports must be submitted by Covered Persons within 30 days after the end of each calendar year detailing all securities in which the Covered Person has a beneficial interest.

       . Duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts must be sent to the Local Compliance Officer of the Baer Group.

       . Post-Trading compliance is generally not required for non-interested Supervisors of the Portfolio.

SANCTIONS

May include censure, suspension, compensation adjustments and termination of employment.

DESIGNATED SUPERVISORY PERSONS

 . If the Covered Person is an officer, supervisor, or employee of the Portfolio, the Designated Supervisory Person is the Chief Financial Officer of the Portfolio.

 . If the Covered Person is a director, officer or employee of JBIMI, the Designated Supervisory Person is the Head of Private Banking at Bank Julius Baer & Co., Ltd., New York Branch.

 . If the Covered Person is a non-U.S. resident, the Designated Supervisory person is the Local Compliance Officer of the Baer Group.

 . If there is an overlap, the Local Compliance Officer will designate the Designated Supervisory person.

                                 CODE OF ETHICS
                                 --------------


I.  APPLICABILITY
--  -------------

    This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of Julius Baer Investment Management Inc. ("JBIMI") and the Portfolio (a "Covered Investment Company") (JBIMI and the Portfolio being herein referred to collectively as the "Covered Companies"). For purposes of this Code "Covered Person" shall mean:

    (A) Any Advisory Person (as defined below) of the Portfolio or the investment manager.

    For purposes of this Code, Covered Persons shall not include any person who is a disinterested supervisor of the Portfolio, or for purposes of this Code other than Sections V(B), (C) and (D), an officer of the Portfolio (other than an officer of the Portfolio employed by the manager) unless such person knew or should have known in the course of his duties as an officer or supervisor of the Portfolio that a purchase or sale of a Portfolio security or related security has been made within 15 days before or after the purchase or sale of such security or a related security by such officer or supervisor.

    Except where the context otherwise requires, the provisions of this Code shall also apply to activities of "Access Persons" (as defined in Rule 17j-1 under the Act) of JBIMI and JBS as they relate to any registered investment company for which JBIMI serves as investment adviser or JBS serves as selling agent.

II. STATEMENT OF GENERAL PRINCIPLES
    -------------------------------

    In performing their daily responsibilities, Covered Persons may have access to information about impending transactions in Portfolio securities. Like all insiders, these individuals may not use material nonpublic information to benefit themselves or others.

    Conflicts of interest can arise whenever Covered Persons buy and sell securities for their personal accounts. This Code of Ethics is intended to ensure that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

    All Covered Persons, particularly those who manage or make recommendations concerning Portfolio securities, should scrupulously avoid any conduct that appears to take advantage of this relationship. Accordingly, in addition to complying with the specific prohibitions set forth below, all Covered Persons shall conduct their personal investment activities in a manner consistent with the following general fiduciary principles: (1) the duty at all times to place the interests of the Portfolio first; (2) the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that Covered Persons should not take inappropriate advantage of their positions.

    No Covered Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Portfolio security:

    .  employ any device, scheme or artifice to defraud the Portfolio;

    . make to the Portfolio any untrue statement of a material fact or omit to state to the Portfolio a material fact necessary in order to make the statement made, in light of the circumstances under which it is made, not misleading;

    . engage in any act, practice or course of business which would operate as a fraud or deceit upon the Portfolio;

    .  engage in any manipulative practice with respect to the Portfolio;

    . trade while in possession of material nonpublic information for personal or JBIMI investment accounts, or disclose such information to others in or outside JBIMI who have no need for this information.

    It is a violation of federal securities laws to buy or sell securities while in possession of material nonpublic information and illegal to communicate such information to a third party who buys or sells.

III.  PROHIBITIONS
----  ------------

      A.  GENERAL PROHIBITION - NO PURCHASES OR SALES IF BEING CONSIDERED FOR
          -------------------------------------------------------------------
PURCHASE OR SALE BY A COVERED INVESTMENT COMPANY.
-------------------------------------------------

          No Covered Personal shall purchase or sell, directly or indirectly, any security (or related security) in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A hereto) and that he knows or should have known at the time of such purchase or sale:

          (1)  is being considered for purchase or sale in the Portfolio; or
          (2)  is being purchased or sold in the Portfolio.

      B.  NO PARTICIPATION IN IPOs
          ------------------------

          No Investment Personnel shall acquire any direct or indirect beneficial ownership of securities in an initial public offering of securities without the prior written approval of a supervisory person designated by JBIMI or the Portfolio, whichever is most appropriate under the circumstances (the "Designated Supervisory Person"). This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for the Portfolio, and whether the opportunity is being offered to an individual by virtue of his position with its adviser. Investment Personnel who have been authorized to acquire securities in an initial public offering must disclose that investment when they play a part in any subsequent consideration of an investment in the issuer in the Portfolio. In such circumstances, the decision to purchase securities of the issuer will be subject to an independent review by personnel of JBIMI with no beneficial ownership interest in the issuer.

      C.  LIMITED PARTICIPATION IN PRIVATE PLACEMENTS
          -------------------------------------------

          No Investment Personnel shall acquire any direct or indirect beneficial ownership of securities in a private placement without the prior written approval of the relevant Designated Supervisory Person. This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for the Portfolio, and whether the opportunity is being offered to an individual by virtue of his position with the Portfolio or its adviser. Investment Personnel who have been authorized to acquire securities in a private placement must disclose that investment when they play a part in any subsequent consideration of an investment in the issuer for the Portfolio. In such circumstances, the decision to purchase securities of the issuer will be subject to an independent review by personnel of JBIMI with no beneficial ownership interest in the issuer.

      D.  BLACKOUT PERIODS
          ----------------

          No Covered Person shall execute a securities transaction on a day during which a pending "buy" or "sell" order in the Portfolio in that same security (or a related security) until that order is fully executed or withdrawn, nor may any Portfolio Manager buy or sell a security (or a related security) within seven calendar days before or after trades in that security (or related security) are done in the Portfolio. Trades within the prescribed periods shall be unwound, if possible; if impractical, all profits from the trading shall be disgorged to the Portfolio or a charitable organization as directed by the relevant Designated Supervisory Person.

      E.  BAN ON SHORT-TERM TRADING PROFITS
          ---------------------------------

          (1) JBIMI and the Portfolio encourage Investment Personnel to refrain from short-term trading (i.e., purchases and sales within a 60-day
                                   ----
          period) for accounts in which they have a beneficial interest. Each of the Covered Companies reserves the right to impose a ban on the short-term trading activities of Investment Personnel if they determine that such activities are being conducted in a manner that may be perceived to be detrimental to a Covered Investment Company.

          (2) No security (or related security) may within a 60-day period be bought and sold or sold and bought at a profit by any Investment Personnel if the security or related security was a Portfolio security at any time during that period; provided, however, that, subject to
                                          --------  -------
          the prohibitions set forth in Article III, paragraph D, such prohibition shall cease to apply immediately following the sale of such Portfolio security (and all related securities). Trades made in violation of this prohibition shall be unwound; if impractical, any profits realized on such short-term trades shall be disgorged to the Portfolio or a charitable organization as directed by the relevant Designated Supervisory Person.

      F.  DISCLOSURE OF INTEREST IN TRANSACTION
          -------------------------------------

          No Covered Person shall recommend any securities transaction in the Portfolio without having disclosed his interest, if any, in such securities or the issuer thereof, including without limitation:

          (1) his direct or indirect beneficial ownership of any securities of such issuer;

          (2)  any contemplated transaction by such person in such securities;

          (3)  any position with such issuer or its affiliates;

          (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest; and

          (5) any factors about the transaction that are potentially relevant to a conflicts of interest analysis.

          Required disclosure shall be made to the relevant Designated Supervisory Person, and the decision to engage in the securities transaction will be subject to an independent review by personnel of JBIMI with no beneficial ownership interest in the securities or the issuer thereof.

      G.  GIFTS
          -----

          Covered Persons shall not seek or accept any gift, favor, preferential treatment or valuable consideration or other thing of more than a de minimis value (currently $100) from any person or entity that does business with or on behalf of a Fund.

          Receipts of expense payments, gifts or favors are to be reported by all Covered Persons, in the form appended hereto as Attachment E to the appropriate Julius Baer Compliance Officer.

      H.  SERVICE AS A DIRECTOR
          ---------------------

          Investment Personnel shall not serve on the board of directors of publicly-traded companies, absent prior written authorization by the relevant Designated Supervisory Person based upon a determination that the board service would be consistent with the interests of the Spoke funds participating in the Portfolio. Where board service is authorized, Investment Personnel serving as directors shall be isolated from those making investment decisions with respect to the securities of that issuer through information barriers or other procedures specified by the relevant Designated Supervisory Person, absent a determination by the Designated Supervisory Person to the contrary for good cause shown.

      I.  DEFINITIONS
          -----------

          For purposes of this Code, the term security shall include any "security" as defined in Section 2(a)(36) of the Act, but shall not include securities issued by the Government of the United States, short-term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (except in the case of a Portfolio Manager that wishes to purchase or sell shares of his/her open-end registered investment company). For purposes of this Code, "security" shall also include futures contracts and options thereon and other derivatives. A "related security" to a security shall be broadly interpreted to include any instrument the price of which would tend to be affected by a change in the price of the subject security, such as a warrant or option on a subject security or a security convertible into or exchangeable for the subject security.

          For purposes of this Code, Investment Personnel means any employee of the Portfolio or investment manager (or of any company in a control relationship to the Portfolio or investment manager) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding Portfolio securities; or (ii) any natural person who controls the Portfolio or investment manager and who obtains information concerning recommendations made regarding the purchase or sale of Portfolio securities.

          For purposes of this Code, Advisory Person is any employee of the Portfolio or investment manager (or of any company in a control relationship to the Portfolio or investment manager) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Portfolio securities, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or any natural person in a control relationship to the Portfolio or investment manager who obtains information concerning recommendations with regard to the purchase or sale of Securities through the Portfolio.

          For purposes of the prohibitions set forth in Article III and the preclearance and reporting requirements set forth in Article V of this Code, the term security shall not include securities issued by governments of countries that are members of the Organization for Economic Co-operation and Development.

IV.   EXEMPT TRANSACTIONS
      -------------------

      A. The prohibitions described in paragraphs A, B, D and E of Article III shall not apply to:

          (1) Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

          (2) Purchases or sales that are non-volitional on the part of the Covered Person;

          (3) Purchases that are part of an automatic dividend reinvestment plan;

          (4) Any transaction, or series of related transactions during the course of a calendar quarter, involving an aggregate of not more than ten options or ten futures contracts, as the case may be, provided that the aggregate amount of initial margin (in the case of futures contracts) and option premiums (in the case of options on futures, securities or securities indexes) payable with respect to any one underlying security or security index, as the case may be, does not exceed $10,000;

          (5) A purchase or sale transaction in a security which, when combined with all transactions in that security or related securities during the course of a calendar quarter, does not exceed $10,000;

          (6) Purchases or sales of U.S. government securities, commercial paper, bank CDs, banker's acceptances, securities issued by member governments of the OECD and shares of open-end registered investment companies (other than the Spoke funds);

          (7) Purchases or sales during the course of a calendar quarter of 1,000 shares or less of an issuer with in excess of $1 billion market capitalization and average daily reported volume of trading exceeding 100,000 shares;

          (8) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

          (9) Purchases or sales for which the Covered Person has received prior written approval from the relevant Designated Supervisory Person. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Act and the rules thereunder. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Portfolio because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the Portfolio securities held, purchased or sold through the Portfolio.

      B. The preclearance requirement described in paragraph A of Article V of this Code shall not be required with respect to (1) through (8) above.


V.    PRECLEARANCE, REPORTING AND OTHER COMPLIANCE PROCEDURES
      -------------------------------------------------------

      A.  PRECLEARANCE
          ------------

          (1) No Covered Person may purchase or sell securities for an account in which he or she has a beneficial interest other than through the trading desk of Julius Baer Securities, Inc., unless prior written approval has been obtained from the relevant Designated Supervisory Person. If such approval is obtained, the broker or futures commission merchant through which the transaction was effected shall be directed by that Covered Person to supply the appropriate Julius Baer Compliance Officer, on a timely basis, duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts.

          (2) All Investment Personnel also shall disclose to the relevant Designated Supervisory Person all personal securities holdings upon the commencement of his or her employment by JBIMI or the Portfolio or any company in a control relationship to JBIMI or the Portfolio, and thereafter on an annual basis .

          (3) Before any Covered Person purchases or sells any security for any account in which he or she has a beneficial interest, prior written authorization shall be obtained from the relevant Designated Supervisory Person. Prior written authorization shall involve disclosure necessary for a conflict of interest analysis. If prior written authorization is given for a purchase or sale and the transaction is not consummated within 48 hours thereafter, a new prior written authorization must be obtained. The appropriate Julius Baer Compliance Officer shall review not less frequently than weekly reports from the trading desk (or, if applicable, confirmations from brokers or futures commission merchants) to assure that all transactions effected by Covered Persons for accounts in which they have a beneficial interest were effected only after receiving prior written authorization hereunder.

          (4) The prior authorization form appended to this Code as Attachment B shall be used for all securities transactions for which Designated Supervisory Person approval is necessary.

      B.  ANNUAL CERTIFICATION
          --------------------

          All Covered Persons shall certify annually to the Julius Baer Compliance Officer in New York that they have read and understand this Code of Ethics and recognize that they are subject thereto. Further, Covered Persons shall certify annually to the Julius Baer Compliance Officer in New York that during the prior year they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code during the prior year. A form of this certification is appended as Attachment D.

      C.  REPORTING
          ---------

          Every Covered Person must submit reports (forms of which are appended as Attachment C) containing the information set forth below with respect to each transaction by which the Covered Person has, or by
                     ----
          reason of such transaction, acquires, any direct or indirect
                                                ---
          beneficial ownership of a security, provided, however, that:
                                              --------  -------

          (A) a Covered Person shall not be required to make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control;

          (B) Outside Supervisors shall be required to report a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a Supervisor of such company should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold in the Portfolio or was being considered for purchase or sale in the Portfolio or by its investment manager(s); and

          (C) a Covered Person need not make a quarterly report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

               (i) Initial Holdings Reports. A Covered Person must submit the report required by this Article V to the relevant Designated Supervisory Person no later than 10 calendar days after the person becomes a Covered Person. A report must contain the following information:

                    (1) The title, number of shares and principal amount of each Covered Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

                    (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

                    (3) The date that the report is submitted by the Covered Person.

               (ii) Quarterly Transactions Report. A Covered Person must submit the report required by this Article V to the relevant Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report must contain the following information:

                     (1) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                     (2) The nature of the transaction (i.e., purchase, sale or other acquisition or disposition, including, without limitation, the receipt or giving of any gift);

                     (3)  The price at which the transaction was effected;

                     (4) The name of the broker, dealer or bank with or through whom the transaction was effected;

                     (5) Any facts potentially relevant to a conflicts of interest analysis of which the Covered Person is aware, including the existence of any substantial economic relationship between the Covered Person's transactions and Portfolio securities;

                     (6) The date the report is submitted by the Covered Person; and

                     (7) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person ;

                          (a) The name of the broker, dealer or bank with whom the Covered Person established the account; and

                          (b)  The date the account was established.

               (iii) Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 calendar days before the report is submitted) must be provided:

                      (1) The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

                      (2) The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person; and

                      (3) The date that the report is submitted by the Covered Person.

      Any report submitted to comply with the requirements of this Article V may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

      A Covered Person will be deemed to have complied with the requirements of this paragraph (C) by causing duplicate monthly brokerage statements on which all transactions required to be reported hereunder are described to be sent on a timely basis to the Julius Baer Compliance Officer.

VI    SANCTIONS
      ---------

      Upon discovering that a Covered Person has not complied with the requirements of this Code, the board of directors of JBIMI or the Supervisors of the Portfolio, as most appropriate under the circumstances, may impose on that person whatever sanctions they deem appropriate, including, among other things, censure, suspension or termination of employment.

      Material violations of the requirements of this Code by employees of JBIMI and the sanctions imposed in connection therewith insofar as they relate to the Portfolio shall be reported not less frequently than quarterly to the Supervisors of the Portfolio. A material violation is one which results in a compensation adjustment exceeding $10,000, suspension or termination of employment.

VII   REVIEW BY THE SUPERVISORS
      -------------------------

      Management of the Portfolio shall prepare an annual report to the Supervisors of the Portfolio that:

      . summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

      . identifies any violations relating to Portfolio securities requiring significant remedial action during the past year not previously reported to the Supervisors;

      . identifies any recommended changes in existing restrictions or procedures based upon the experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

      . certifies that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

VIII  CONFIDENTIALITY
      ---------------

      All information obtained from any Covered Person or any affiliate of such Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

IX    OTHER LAWS, RULES AND STATEMENTS OF POLICY
      ------------------------------------------

      Nothing contained in this Code shall be interpreted as relieving any Covered Person or any affiliate of such Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by any such Covered Person or its affiliates.

X     FURTHER INFORMATION
      -------------------

      If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, that person should consult the relevant Designated Supervisory Person.

XI    DESIGNATED SUPERVISORY PERSONS
      ------------------------------

      As of the date hereof, the Designated Supervisory Persons are the following individuals:

      . If the Covered Person is an officer, supervisor, or employee of the Portfolio, the Designated Supervisory Person is the Chief Financial Officer of the Portfolio.

      . If the Covered Person is a director, officer or employee of JBIMI, the Designated Supervisory Person is the Head of Private Banking at Bank Julius Baer & Co., Ltd., New York Branch.

      . If the Covered Person is a non-U.S. resident, the Designated Supervisory Person is the Local Compliance Officer of the Baer Group.

      . If there is an overlap, the Local Compliance Officer will designate the appropriate Designated Supervisory Person.

                                 Attachment A
                                 ------------

The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, a value derived from the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to
                                                                  ---
have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

                                 Attachment B
                                 ------------

                REQUEST FOR PRIOR APPROVAL OF PERSONAL SECURITY
                        RECOMMENDATION OR TRANSACTIONS
                        ------------------------------

Request to:    buy ____   sell ____
               name of issuer/security: ____________________________
               type of security (e.g., equity, bond, option, future):________
               ________________________________________________
               amount of security/number of shares: _________________ price: ___________________________________________
               for my own account: _______________________________
               for an account in which I have a beneficial interest
               (describe):_______________________________________
               for both of the above:_______________________________
               proposed transaction date: __________________________
               broker/dealer/bank through which transaction to be effected:_________________________________________

(1)  I learned about this security in the following manner:_______________

(2) I do _____ do not _____ serve as a director or have any relatives serving as a director or officer of the issuer. If so, please discuss:_______________

(3) Set forth below are any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be acquired by a client: _______________________________________


I have read and understand the Code of Ethics of Julius Baer Investment Management Inc. and the Swiss Stock Portfolio and recognize that the proposed transaction is subject thereto. I further understand that any prior written authorization obtained shall be valid for a period not to exceed 48 hours.


Date:  ___________  Signature: _______________________ Print Name: _____________
Instructions:       Prepare and forward to the relevant Designated Supervisory
                    Person, who will inform you whether the transaction is approved or disapproved.
The proposed (purchase) (sale) (recommendation) described above is approved (disapproved).

Name:  __________________  Title: ___________________  Date/Time: ______________

                                 Attachment C
                                 ------------


                            INITIAL HOLDINGS REPORT


Report Submitted by: ___________________________________________________________
                          Print Your Name


The following table supplies the information required by Section V (C) of the Code of Ethics as of time I became a Covered Person:

---------------------------------------------------------------------------------------
                                                        Name of the
                                                       Broker/Dealer
                                                      with or through       Nature of
                                                         whom the         Ownership of
   Securities      Quantity of    Price Per Share     Transaction was      Securities
(Name & Symbol)    Securities     or Other Unit          Effected
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 10
-----------------------------------------------------------------------------
DAYS OF BECOMING A COVERED PERSON
----------------------------------

To the extent specified above, I hereby disclaim beneficial ownership of any
----------------------------------------------------------------------------
security listed in this Report or in brokerage statements or transaction
------------------------------------------------------------------------
confirmations provided to you.
------------------------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF ________________, 200__.


Date: _____________
                                       Signature: ______________________________

                                       Print Name: _____________________________

                                       Position: _______________________________

                                 Attachment C
                                 ------------


                  REPORT OF QUARTERLY SECURITIES TRANSACTIONS

Report Submitted by: ___________________________________________________________
                         Print Your Name

On the dates indicated, the following transactions were effected in securities in which I participated or acquired a direct or indirect "beneficial ownership" interest and which are required to be reported pursuant to the Code of Ethics of Julius Baer Investment Management Inc. and the Swiss Stock Portfolio.

-------------------------------------------------------------------------------------------------------------------------
                                                                             Nature of
                   Title & Principal                          Dollar        Transaction         By Whom
 Date of            Amount of each          Number of       Amount of     (Purchase, Sale     Transaction      Broker
Transaction            Security              Shares        Transaction    Gift,) and Other    Was Effected   Dealer/Bank
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


Any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be acquired in the Portfolio:

________________________________________________________________________________

________________________________________________________________________________


This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER IN WHICH ANY REPORTED TRANSACTION WAS EFFECTED.

Date: _____________

                                  Signature: ___________________________________

                                  Print Name: __________________________________

                                  Position: ____________________________________

                                 Attachment C
                                 ------------

                            ANNUAL HOLDINGS REPORT

Report Submitted by: ___________________________________________________________
                                  Print Your Name


The following table supplies the information required by Section V (C) of the Code of Ethics for the period specified below:

-------------------------------------------------------------------------------------------------------
                                                                   Name of the
                                                                Broker/Dealer with
                                                                  or through whom          Nature of
   Securities           Quantity of         Price Per Share     the Transaction was      Ownership of
(Name & Symbol)         Securities           or Other Unit            Effected            Securities
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 30
-----------------------------------------------------------------------------
DAYS AFTER THE END OF THE CALENDAR YEAR
---------------------------------------

To the extent specified above, I hereby disclaim beneficial ownership of any
----------------------------------------------------------------------------
security listed in this Report or in brokerage statements or transaction
------------------------------------------------------------------------
confirmations provided to you.
------------------------------

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF DECEMBER 31, 200__.



Date: _____________
                                       Signature:  _____________________________

                                       Print Name: _____________________________

                                       Position:   _____________________________

                                 Attachment D
                                 ------------

I hereby certify that:


1. I have read and I understand the Code of Ethics adopted by Julius Baer Investment Management Inc. and the Swiss Stock Portfolio (the "Code of Ethics");

2.   I recognize that I am subject to the Code of Ethics;

3. I have complied with the requirements of the Code of Ethics during the calendar year ending December 31, 2001; and

4. I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code during the calendar year ending December 31, 2001.

Set forth below are exceptions to items (3) and (4), if any:



Print Name:  _____________________

Signature:   _____________________

Date:        _____________________

                                                                    ATTACHMENT E

                REPORT OF BUSINESS EXPENSES PAID BY OTHER FIRMS
                                      AND
                               GIFTS AND FAVORS

CONFIDENTIAL
------------


FOR THE MONTH OF               , 2001       NAME                OFFICE
-------------------------------------       ------------------------------------

I am reporting the following gifts or favors received:


---------------------------------------------------------------------------------------------------------------------
                  Gift or Favor                                                                         Purpose
     Date     (please be specific)     Approx. Value       Host & Firm    Other JBIMI Guests       (both professional
                                                                                                       and social)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

Signature:  ____________________________________________________
Instructions: Complete and forward to the appropriate Julius Baer Compliance Officer

                                       1